Exhibit 14.1

Verint Code of Conduct “Ethics Promote Excellence” March 2009

From the Desk of Dan Bodner, Verint President and CEO Dear Fellow Verint Employees, I am pleased to announce the introduction of our new Code of Conduct. This is another important step in our effort to educate employees on Verint’s culture and provide answers to many questions naturally arising from the daily operating of our business. No matter where in the world we work, we are all united by a culture built upon the values of Integrity, Transparency, Humility, Innovation and Passion. Part of being an ethical employee includes informing yourself regarding what is expected of you in a given situation, including knowing how to ask questions when in doubt. Part of being an ethical company is making sure that each employee is informed about what is expected of him or her and providing resources to support ethical decision making and business practices. In that regard, each of us is responsible to understand and be familiar with the Verint Code of Conduct. This is a powerful tool, informing you about: our policies and procedures; how to make good decisions; and, what is expected of each of us in the performance of our jobs. You should refer to the Code frequently, particularly when you are unsure about what to do in a particular situation or when you have a concern that the Code (or another Verint policy or procedure) is being violated. The Code provides you guidance about how to do this, but simply said: You can always speak to your supervisor, the Legal Department, the HR Department, a Compliance Facilitator, or our Hotline. At Verint, our people are our most valuable asset. Central to our culture and values is that we all do our jobs and pursue our business objectives in an ethical manner. Specifically, as a customer-centric business focused on creating value for our stakeholders by delivering superior products, services, and support to our customers, we understand that behaving ethically is inextricably linked to our success. Living by the Code and demonstrating our core values and beliefs to all stakeholders is a tremendous competitive tool that will help us maintain the respect and long-term partnerships on which we thrive. Thank you for your continued commitment to creating value for our customers in a manner consistent with our values. Sincerely, Dan Bodner President and Chief Executive Officer

Table of Contents Introduction 1 What do we believe? 1 How do I make legal and ethical decisions? 2 Who must follow the code? 3 What are your responsibilities? 3 Who should I contact if I have a question or concern? 4 We maintain an inclusive, fair, and healthy work environment 5 We treat each other with respect and act with integrity 5 We are committed to diversity and equal opportunity 5 We adhere to a policy prohibiting harassment and discrimination 5 We prohibit workplace violence. 6 We promote environmental health and workplace safety 6 We make accommodations for individuals with disabilities. 6 We are committed to a drug-free workplace 6 We limit non-work related activities during company time 7 We do not tolerate misconduct off-the-job that affects employee performance or Verint’s legitimate business interests. 7 We protect Verint’s assets and resources from misuse, abuse, destruction, or inappropriate disclosure 8 We use technology for legitimate business purposes. 8 We monitor the use of Verint’s technology and electronic assets 9 We protect Personal Information about our employees. 10 We adhere to the Verint policies on email management 10 We protect Verint’s systems, intellectual property, and other assets 10 We protect Verint’s operations from security breaches 11 If we leave Verint, we return Verint’s property and do not retain Verint proprietary information 11 We avoid situations that create or appear to create a conflict between personal interests and the interests of Verint 12 We avoid activities or relationships that might affect our objectivity 12 We obtain appropriate written permission to address conflicts of interests in some instances. 14 We do not, directly or indirectly, pay bribes, kickbacks, and other improper payments 14 We are careful in our relationships with departing and former employees. 14

We do not allow gifts or entertainment to influence decision making 15 We understand that “favors, gifts, and entertainment” is defined broadly 15 We understand that there are differences between what may be appropriate with commercial companies and with governmental entities 15 We follow Company guidelines when rewarding our employees. 16 We maintain appropriate financial records regarding gifts and entertainment. 17 We only conduct raffles and giveaways in compliance with applicable laws. 17 We obey all laws and requirements when interacting with government officials 17 We follow all rules for dealing with foreign officials. 17 We understand that it may be appropriate to return gifts in certain circumstances. 17 We are careful when giving gifts outside of the workplace 18 We make sure that we understand the laws and customs of foreign countries. 18 We are accurate and ethical with our finances. 19 We create accurate records 19 We promote transparent and complete disclosure 19 We cooperate with our auditors 20 We accurately report our expenses 20 We retain documents in accordance with Company policies and applicable law. 20 We do not falsify or alter records 20 We adhere to a Financial Code of Conduct specifically for our CEO, CFO, and Finance Department. .21 We report audit and accounting concerns. 22 We disclose or share Verint intellectual property, proprietary information, & assets only when authorized & only in compliance with Verint policy. 23 We safeguard Verint proprietary information and intellectual property. 23 Our obligation to protect Verint intellectual property, proprietary information, and assets continues, even if we leave our employment with Verint. 25 We protect Customer and Personal Information. 26 We protect Customer Information and communications. 26 We protect Personal Information. 26 We abide by applicable law and maintain Verint standards while on customer premises. 27 We keep our facilities, IT systems, and products secure. 27 We do not speak on behalf of Verint unless authorized 28 We follow guidelines regarding communications with the press, media, analysts, or other third parties. 28

We maintain ethical sales practices. 29 We ensure that all charges are accurate and properly billed with respect to our customer contracts. ...29 We adhere to laws that apply when a government is our customer 29 We hold our partners, resellers, and agents to high standards 29 We do not engage in anti-competitive practices, and we generally do not share confidential information with competitors 29 We do not obtain competitive information through improper means 30 We follow the Verint contracting approval process. 31 We adhere to applicable laws when making any payments in foreign countries or to foreign officials...31 As a global company and good corporate citizen, Verint complies with the law in the jurisdictions in which we operate33 We understand that the Code is not exhaustive, and we must be mindful of the laws where we do business33 We understand that economic sanctions and embargoes restrict us from doing business with certain countries and groups throughout the world. 33 We understand that our products are subject to certain US and non-US export laws and regulations. ..34 We understand that we may only trade in Verint securities in compliance with insider trading laws and Verint’s insider trading policy 34 We use Verint’s approved, automated shipping systems to comply with Customs laws, regulations, and policies for international shipments. 35 We protect our legal rights35 Unauthorized use, duplication, or modification of this document in whole or in part without the written consent of Verint Systems Inc. is strictly prohibited. By providing this document, Verint Systems Inc. is not making any representations regarding the correctness or completeness of its contents and reserves the right to alter this document at any time without notice. Features listed in this document are subject to change. Please contact Verint for current product features and specifications. All marks referenced herein with the or TM symbol are registered trademarks or trademarks of Verint Systems Inc. or its subsidiaries. All rights reserved. All other marks are trademarks of their respective owners. 2009 Verint Systems Inc. All rights reserved worldwide.

Page 1 Introduction Verint is firmly committed to conducting its business in an ethical manner. Verint believes that ethical behavior is a key element in promoting the best interests of our stakeholders, including shareholders, employees, customers, and partners. This Verint Code of Conduct (the “Code”) is a key tool for you to fulfill your role in helping Verint behave ethically and legally and is intended to be easy to understand, provide guidance on many important matters, offer practical examples of common ethics issues and guidance, and tell you how to report issues or get answers to your Code-related questions. The Code is not exhaustive. That means there are important Verint policies, as well as ethics and compliance matters, not discussed here. The Code is an important resource and a good starting point for your ethics and compliance questions, but it is not your only source of information regarding Verint policies or ethics and compliance information. The Code cannot address every situation that you may face, so you need to exercise good judgment, which includes asking for help when you are not sure. The absence of specific guidance in the Code or otherwise should not be considered permission to engage in activity that may be questionable either ethically or legally; Verint expects all employees to embrace the spirit of this Code, which is to behave ethically and legally first and foremost. What do we believe? Verint believes that behaving ethically is an important expectation and objective in and of itself and that ethical behavior also improves our business performance. Ethical behavior by our employees enhances confidence in Verint as a vendor, employer, partner, and corporate citizen and is essential to increasing shareholder value. As a result, you are expected to act in a way that enhances our reputation and standing with our customers and vendors and in the communities in which we do business. At Verint, we expect all of our employees and board of director members to act ethically and honestly in good faith and to comply with the law, while avoiding the appearance of impropriety or conflicts of interest. Putting Verint Values to Work Verint is built on five core values that shape the way we do business with our customers, our partners, and each other. They express the company we want Verint to be ― from the people we hire to the way we design our products ― and they guide us in the decisions we make every day. The integrity to do what’s right and to take responsibility for our actions The innovation to create remarkable solutions for real-world challenges The transparency that fuels mutual trust and productive, collaborative working relationships The humility to view our successes today as building blocks for what we must achieve tomorrow A passion for making our customers and partners as successful as we would ourselves like to be These values embody the spirit of Verint and form the foundation for superior solutions, unparalleled service, and an unwavering commitment to our customers’, our partners’, and our company’s success.

Page 2 In this regard, it is essential that we treat each other and everyone with whom we do business fairly and respectfully. We believe that lasting business relationships are built on trust, and that trust is built on business practices reflecting transparency and integrity and conducted in good faith. This Code is both reflective of that belief and a tool for advancing that belief. The Code promotes: Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, government agencies and in other public communications   The protection of our intellectual property and confidential and proprietary information, as well as that of our customers, employees, partners, vendors, and contractors   Adherence to governmental laws, rules, and regulations   Ethical conduct, including the proper handling of conflicts of interest   Prompt internal reporting and resolution of violations and potential violations of the Code   Holding all of our employees accountable for complying with the Code How do I make legal and ethical decisions? A Decision Tree A key function of the Code is to provide a framework for making ethical decisions. Before making a decision, ask yourself the questions in the decision tree to the left. If you answer YES If your answer to any of the decision tree questions is Yes, you must not take the action in question or, at a minimum, seek additional guidance. If someone has asked you to take an action for which you have answered Yes to any of these questions, see Who should I contact if I have a question or concern? later in this document. If you answer I’M NOT SURE If your answer to any of the decision tree questions is I’m not sure, see Who should I contact if I have a question or concern? later in this document. Does this violate any Verint policies? Could this harm any Verint stakeholders? Is this consistent with Verint’s values? Would I be embarrassed if others knew about this? Is this illegal?

Page 3 Who must follow the code? The Code applies to all Verint employees and board members. For purposes of the Code, the term Verint employees includes any employee of Verint Systems Inc. or any subsidiary of Verint Systems Inc., no matter where in the world they are located. We also ask that consultants who represent the Company be familiar with the Code and conduct themselves in accordance with our principles, as outlined in the Code. We also seek to do business with others who share similar values and act on them. Our employees must certify each year that they have complied with the Code and that they are not aware of Code violations by others. In addition, employees may be expected to provide additional certifications on matters related to their specific job responsibilities, including (but not limited to):   Foreign Corrupt Practices Act (“FCPA”)   Sarbanes Oxley and internal controls   Insider trading   Confidential and proprietary information   Compliance with Verint policies What are your responsibilities? You are obligated to help fulfill Verint’s commitment to lawful and ethical business conduct. That means you should:   Have a thorough understanding of the Code, as well as any legal requirements and Verint policies referred to in the Code. Be receptive to any questions and concerns brought to your attention regarding proper and ethical behavior, and work to ensure that questions are answered and concerns are addressed.   Be an example to your direct reports in the way you conduct yourself, and regularly emphasize to them your expectation that they must be committed to legal and ethical behavior.   Seek advice from your supervisor, Compliance Facilitator, or a member of the Legal or Human Resources Department when you are in doubt about the best course of action in a particular situation or have questions about the Code.   Report as quickly as possible any situation that you believe may be a possible violation of law, the Code, or Verint policy.   Escalate any concern you raise that you do not think has been addressed satisfactorily. Escalation avenues are discussed in the section Who should I contact if I have a question or concern? later in this document.   Cooperate fully in any company investigation related to possible violations of the law, the Code, or any Verint policy, and maintain the confidentiality of that investigation. You should become thoroughly familiar with this Code of Conduct to ensure that it underlies all your interactions related to Verint.

Page 4 Who should I contact if I have a question or concern? Consistent with the Verint values of transparency and integrity, you have a responsibility to promptly report any situation that you reasonably believe may violate the Code or any other Verint policy or law applicable to Verint. Also, employees must use their common sense. If a situation does not feel “right,” they should seek guidance on that, as well. We want our employees to feel comfortable raising any concerns — confident that what they report will be taken seriously and addressed promptly and will not result in any retaliatory or detrimental action. To this end, there are a number of people to whom employees can report concerns, including:   Supervisor   Compliance Facilitator   Human Resources or Legal Department   Senior Management or Corporate Officer Where permitted by law, employees who are uncomfortable reporting any violation of the Code to their Supervisor, Human Resources, or Legal Department may report violations of the Code by calling the Verint Ethics Hotline. Where permitted by local law, they may make such reports anonymously. The Verint Ethics Hotline is a special, toll-free line that is available 24 hours a day, 365 days a year. It is operated by a third party who will report employee concerns or complaints as the employee designates: to the Chief Compliance Officer or the Legal Department or directly to the Audit Committee of Verint’s Board of Directors. This hotline is intended to operate in addition to other resources available to employees for voicing complaints or concerns. Please familiarize yourself with the Code in its entirety to ensure that it underlies all your daily interactions related to Verint. Reaching the Verint Ethics Hotline Toll Free From the United States: Dial 1-800-844-9113 From outside the United States: Enter the access code for the country from which you are dialing and then 800-844-9113. See Reporting Complaints and Concerns on the Corporate Governance page of the Verint website for a list of international access codes.

Page 5 We maintain an inclusive, fair, and healthy work environment. We treat each other with respect and act with integrity. Two key components of our success are a diverse, productive work environment that is free from unlawful discrimination and harassment and our commitment to fair and honest dealings in all of our transactions. We are committed to creating such an environment because it brings out the full potential in each of us, which in turn contributes directly to our success. Maintaining an inclusive, fair, and healthy work environment reflects our belief that we do not take success or each other for granted. Verint is committed to providing a workplace that is free from known safety and health hazards and a work environment free from discrimination and unlawful harassment. We are committed to diversity and equal opportunity. As an international company, we are committed to attracting and retaining a highly qualified, diverse, and dedicated work force. We strive to embrace differences and cultivate an inclusive organization that reflects our marketplace and leverages the diversity of employees, customers, suppliers, and community partners. We are proud of our diversity, and we respect each other’s cultural differences. In all employment processes, including recruiting, hiring, developing, and promoting employees, decisions are made without regard to any characteristic protected by applicable law, such as sex, race, color, national origin, ancestry, citizenship, religion, age, physical or mental disability, medical condition, sexual orientation, gender identity, veteran status, or marital status. We are passionate about preserving our positive culture and ensuring that each individual is treated with respect and dignity as a valued member of the Verint team. We adhere to a policy prohibiting harassment and discrimination. Harassment can take many forms, including offensive remarks, unwelcome advances, requests for sexual favors, jokes, and ethnic, racist, or sexual slurs. Verint has a policy of “zero tolerance” for unlawful discrimination, sexual harassment, or other unlawful harassment based on any characteristic protected by applicable law, such as age, race, color, national origin, religion, gender, sexual orientation, or disability. Harassment may include, but is not limited to, racist, sexist, or ethnic comments, jokes, gestures, or any action or statement that creates an intimidating, hostile, or offensive work environment based on a legally-protected characteristic. We are committed to maintaining an inclusive, fair, and healthy work environment that brings out the full potential in each of us.

Page 6 We prohibit workplace violence. We want to foster the kind of environment in which people feel safe and are treated with courtesy and professionalism at all times. We all deserve to work in an environment that is free from violence or hostility. Verint will not tolerate any threatening, hostile, or abusive behavior by employees in the workplace or on Company business or by any persons on Company property. We will take immediate and appropriate action against offenders, up to and including termination and referral for criminal prosecution. You must immediately report any acts or threats of violence towards another person or Company property. If you are the victim of workplace violence, please contact the Human Resources Department immediately. We promote environmental health and workplace safety. Verint is committed to providing a safe work environment for all employees and complying with applicable environmental laws and regulations that govern workplace health and safety. You must immediately report to your supervisor or local facilities manager all unsafe conditions or work-related injuries, work related illnesses, and work-related accidents. We make accommodations for individuals with disabilities. We are committed to working with, and providing reasonable accommodations for, employees and applicants with physical or mental disabilities, consistent with applicable law. We are committed to a drug-free workplace. Verint is committed to maintaining a safe and drug-free environment for all of its employees. While on Company time, Company premises (or a customer’s premises), or Company business, you may never use, transfer, sell, manufacture, or possess illegal drugs (which include any controlled substances that have not been prescribed for you by your doctor) or drug paraphernalia. You may not report to work under the influence of any illegal drug; this prohibition includes showing signs of having taken an illegal drug and drug testing results that demonstrate you have used an illegal drug. Except where you have obtained prior approval from your local Human Resources Department or Legal Department, you may not serve, drink, be under the influence of or possess alcohol on Verint premises or a customer’s or partner’s premises, including in Company vehicles. While otherwise offsite and on Company business, you must exercise good judgment if consuming alcohol and always obey the law. If properly authorized, alcohol may be served at certain Verint functions or at external events at which you are representing Verint. However, alcohol consumption at any such event is completely voluntary, should always be in moderation, and should never be in a manner that embarrasses or harms you or Verint or violates applicable law. We work to foster the kind of environment in which people feel safe and are treated with courtesy and professionalism at all times.

Page 7 Verint reserves the right, consistent with applicable law, to require employees in certain customer-facing positions and/or site assignments, or other positions that may bear on Verint’s reputation, to be tested for drugs or alcohol periodically to meet our customers’ requirements or other business needs. Contact your local Human Resources Department and the Verint Alcohol and Drug Free Workplace Policy for further information. We limit non-work related activities during company time. Employees must limit any activities of a personal nature while on Verint premises or during Company time to avoid impacting job performance and, when required, obtain the approval of their supervisor. Such activities as solicitation and fundraising, unless authorized or promoted by the Company, are prohibited during Company time. Contact the Human Resources Department for guidance as to whether a particular action is permitted. In addition, you may never use Company assets to support a personal business, consulting effort, outside fundraising activity, or political activity (such as lobbying). Non-employees may not engage in solicitation or distribution of literature on Company premises. The only exception to this policy is if the Company has authorized communications related to benefits/services made available to employees by the Company, Company-sponsored charitable organizations, or other Company-sponsored events or activities, or except as otherwise expressly permitted. To determine whether a particular activity is authorized by the Company, contact a Compliance Facilitator. We do not tolerate misconduct off-the-job that affects employee performance or Verint’s legitimate business interests. Generally, except as otherwise required by law, what you do during off-duty hours is not of concern to Verint. However, we do not tolerate misconduct off-the-job that affects your performance, that of other employees, or Verint’s legitimate business interests. If your off-the-job conduct or behavior during off-duty hours adversely affects Verint’s reputation or business interests or your job performance, then disciplinary action, including termination, may be considered. You must advise the Human Resources Department if you are arrested for or convicted of any criminal offense during your employment with Verint. When in doubt about the best course of action or when we have questions about the Code, we seek advice from our supervisor, Compliance Facilitator, or Legal or Human Resources Department.

Page 8 We protect Verint’s assets and resources from misuse, abuse, destruction, or inappropriate disclosure. We each have a personal responsibility to protect Verint assets from misuse, abuse, destruction, inappropriate disclosure and misappropriation. Verint assets include:   Tangible assets, such as facilities, money, equipment, and information technology systems   Intangible assets, such as Verint intellectual property, patents, trade secrets, invention disclosures, trademarks, copyrights, business, technical and Customer Information, computer programs, and business and manufacturing know-how and processes Verint’s assets may be used only for Verint business purposes and such other purposes that are specifically approved by Verint management. Without express prior written permission, you must not transfer title, remove, dispose of, or destroy anything of value belonging to Verint, including physical items, electronic information, and intellectual property. We expect that all employees and those acting on behalf of Verint act responsibly and use good judgment to conserve and safeguard Verint’s resources and assets. Verint has various policies regarding the use of Verint’s technology resources, Verint’s intellectual property, third-party intellectual property, and the like. These include, but are not limited to, the:   Technology Use Policy   Proprietary Information and Intellectual Property Policy   Free or Open Source and Third Party Software Policy   Security Policy   Signature Authority and Legal Review Policy Please refer to these policies, in addition to the important information in the Code, including the section, We disclose or share Verint intellectual property, proprietary information, & assets only when authorized & only in compliance with Verint policy. We use technology for legitimate business purposes. Verint provides various technology resources to assist you in performing your job duties for Verint. The Verint Technology Use Policy sets forth the appropriate uses for Verint’s technology resources. Remember, Verint’s technology resources are to be used by employees only for the purpose of conducting Verint business. Incidental personal use is permissible as long as such use does not interfere with your duties, is not for financial/monetary gain, does not conflict with Verint’s business, and does not violate any Verint policy or applicable law. Consult the Verint Technology Use Policy for specific rules regarding use of Verint technology resources. We use email, phone, fax, and the Internet responsibly. Occasional use of Verint assets for personal reasons is permitted, as long as it does not compromise Verint’s interests or adversely affect job performance, including your performance or that of your co-workers. Be conscientious and responsible. We use email, phone, fax, and the Internet responsibly. We protect Verint assets from misuse and inappropriate disclosure.

Page 9 Do not access, distribute, download, or upload material that is prohibited by law, negatively reflects on Verint, or potentially compromises the security of Verint’s network or intellectual property. Examples of inappropriate use of Internet and email include, but are not limited to:   Pornographic, obscene, offensive, harassing, or discriminatory content   Chain letters, pyramid schemes, or commercial ventures   Distribution of religious materials or unauthorized mass distributions   Gambling   Large or excessive numbers of personal files   Violation of others’ intellectual property and/or copyrights, including downloading or sharing software, music, videos, or movies subject to copyright   Malicious software or instructions for compromising Verint’s security and intellectual property, including unauthorized third-party software (e.g., as free or open source software)   Use of social networks, such as YouTube, MySpace or Facebook, in a manner that reflects poorly on Verint or compromises, posts, or distributes Verint proprietary or confidential information. Verint-related material should not be disclosed, uploaded, or shared on any of these sites or similar Internet sites, including blogs and message boards.   Forwarding Company-related emails to personal email boxes for purposes other than those consistent with your job duties We monitor the use of Verint’s technology and electronic assets. In order to protect Company assets, provide excellent service, and ensure a safe workplace, it may be necessary for the Company to monitor employees’ use of our systems. As permitted by applicable law, Verint reserves the right to inspect, monitor, and record the use of all Verint property, vehicles, systems and facilities — with or without notice — and to search any and all Verint property at any time and any personal property (including vehicles) on Company premises. If you store personal data on Verint’s IT assets, Verint has the right to access that data as applicable law may permit, and you should not assume that such data will remain private. It is your responsibility not to place onto Verint’s IT assets any data that you wish to remain private and fully under your control, in accordance with applicable data privacy requirements and laws. Remember, Verint assets are maintained and provided for Verint business use. As a Verint employee, you are allowed limited personal use of telephones and computers. Excessive personal use of Verint assets is not allowed, and you may be required to remit payment for excessive personal use of Verint assets. In addition, you must use Company assets in accordance with any guidelines, policies, or procedures implemented by Verint regarding their use. Applicable guidelines, policies, and procedures are posted on the Corporate Portal. Unless you receive prior approval from the Legal Department, you may never record or videotape any customer, business provider, competitor, supplier, vendor, or employee without that person’s knowledge and approval.

Page 10 We protect Personal Information about our employees. Verint acquires and retains Personal Information (as defined in the section, We protect Customer and Personal Information.) about its employees in the normal course of operations, such as for employee identification purposes, management of our systems and business, and provision of employee benefits. Individuals and the Verint IT Department take appropriate steps to protect employees’ Personal Information. You must never access, obtain, or disclose another employee’s Personal Information to persons inside or outside of Verint unless you have proper approval and are acting for legitimate business purposes and in accordance with applicable laws and Company policies. We adhere to the Verint policies on email management. We have policies in place to help us effectively and efficiently manage our email system, so that we are compliant with legal and business requirements. The Legal Department may request that certain records, including email, be placed on a Legal Hold, consistent with applicable law. In such cases, the record must be retained and made available to the Corporate, Legal and Audit, or Tax Department whose members may be located wherever Verint does business, as requested. We protect Verint’s systems, intellectual property, and other assets. Verint sells products and services, licenses software, and takes a variety of other steps to protect its intellectual property, as discussed in the Code section We disclose or share Verint intellectual property, proprietary information, & assets only when authorized & only in compliance with Verint policy. You must have all contracts reviewed and approved by the Sales, Finance, and Legal teams in accordance with applicable approval policies, and such contracts may only be executed in accordance with the Signature Authority and Legal Review Policy. Verint has developed the Information Security Policy, the Technology Use Policy, and other policies to protect our electronic information systems and minimize risk of information loss. We expect every employee to know and comply with these policies as they relate to the use of computing resources, password protection, remote access, and network and wireless use. Password Use Policy Verint has a password policy that identifies when and how passwords are to be established and how they are to be maintained and changed. Passwords must meet certain defined parameters. You must report immediately to the IT Department if your password has been compromised. Refer to the Password Use Policy for more information. We comply with Verint policies on computing resources, password protection, remote access, and network and wireless use.

Page 11 Installation of Approved Software Only Only IT-approved software may be installed on Verint computer equipment. We respect the intellectual property rights of third parties. Only approved and properly licensed software is to be used on Company systems, and its use is subject to the applicable software owner’s license agreements. Conversely, you should not uninstall software that has been installed by IT without IT approval. Back Up Data to Verint Systems You must ensure that your computer and hard drive are properly backed up to Verint’s network. Protect Your Laptop Your laptop is a valuable Company asset, as is the data contained on that laptop. You should ensure that the laptop is secured or under your control at all times and that data on the laptop is backed up regularly, and you must report immediately if your laptop has been compromised. We protect Verint’s operations from security breaches. In order to protect our customers and ourselves and maintain the quality and superiority of our products, we protect Verint’s operations from security breaches. We believe that the quality of our products and services is key to our success. Maintaining the quality of our products includes taking all appropriate precautions to protect Verint’s systems and premises from security breaches. You must adhere to the local security protocols and procedures for each Verint facility. Do not leave visitors unescorted or sensitive areas unattended or unlocked. When on Verint property (or, if appropriate, while on Verint business), wear your identification badge and request identification from others whom you do not recognize. Immediately report any lost or stolen building access badges to the Facilities Department. Most importantly, you must report all suspicious activity immediately, whether a suspected breach of Verint’s network security systems or unauthorized activity on a Verint premises, to the appropriate Verint supervisor. If we leave Verint, we return Verint’s property and do not retain Verint proprietary information. If you leave your employment with Verint for any reason, you must return all Verint property, including laptop computers, Blackberry devices, cell phones, and documents or other media that contain Verint proprietary information and intellectual property. Following your departure, you may not retain, copy, share, disclose, or use Verint proprietary information and intellectual property, including Verint confidential and trade secret information, for any reason. You must ensure that Verint legally owns any intellectual property created by you in connection with your employment. Therefore, you are obligated to execute assignments and other documents, as necessary, to perfect Verint’s title in all intellectual property created or reduced to practice (e.g., the embodiment of a concept) while under the employment of Verint or using Verint information, materials, and property. Verint will take every step necessary, including legal measures, to protect its rights and assets.

Page 12 We avoid situations that create or appear to create a conflict between personal interests and the interests of Verint. In accordance with the Verint value of integrity, you are expected to make business decisions based on the best interests of Verint. You must exercise good judgment, due care, and the highest ethical standards in all of your activities on behalf of Verint and in any personal activities that may affect Verint. At all times you must ensure that Verint’s interests are not harmed (or appear to be harmed) from a conflict between Verint’s interests and any or your personal or business interests. Avoiding conflicts of interest means avoiding situations that create or appear to create a conflict between personal and Company interests. When faced with business situations that you are not sure how to appropriately handle, ask yourself what is right for Verint. We avoid activities or relationships that might affect our objectivity. A conflict of interest may exist when you or a member of your family is involved in an activity that could affect your objectivity in making decisions as a Verint employee. Conflicts of interest arise when you or a member of your family uses your position for personal gain. It is important to remember that, although you may have the best of intentions, even the appearance of a conflict of interest must be avoided. Common conflicts of interest include, but are not necessarily limited to the following. Personal Conflicts of Interest If you are a full- or part-time employee, you must first obtain the written permission of the Chief Compliance Officer before (with or without compensation) being employed (or self-employed), consulting with, owning, performing services or aiding in any way an organization that is related to Verint in the following ways:   Vendor   Supplier   Contractor   Subcontractor   Competitor   Business is in the same lines of business as Verint   Business is in a line of business that Verint is actively seeking to enter You may not supervise someone with whom you share a close personal relationship, such as anyone in your family or household, someone with whom you currently have or previously have had a romantic relationship, or someone with whom you have a similarly close personal relationship. If we are unsure how to handle a business situation, we think about what is right for Verint.

Page 13 You may not participate in the selection process for a company that does business with Verint if that company employs someone with whom you have such a close personal relationship or if you are otherwise affiliated with that company. Under those circumstances, you may also not supervise Verint’s relationship with that company. If you supervise someone, even indirectly, with whom you have one of the relationships described above, or if you have such a relationship with a company or an employee of a company that does business with Verint, you must disclose the relationship as soon as you become aware of that company’s relationship with Verint. Contact the Chief Compliance Officer to report a conflict of interest or potential conflict of interest. Employment Outside of Verint You are expected to devote your full time and attention to Verint’s work during regular business hours and for whatever additional time may be required. Verint employees may not accept outside employment that may create an actual conflict of interest or the appearance of a conflict of interest (see the prior section on personal conflicts of interest) or that otherwise interferes with an employee’s work for Verint. Investments and Interests in Other Businesses You must avoid any investment, interest, or association that interferes, might interfere, or might be thought to interfere with the independent exercise of judgment in Verint’s best interest. Any potential conflicts of interests must be reported immediately to the Legal Department. Serving on Outside Boards, Committees, or Associations Many employees participate in outside non-profit organizations, such as local school boards or homeowners’ associations. Membership in these associations can cause conflicts if and when you make decisions regarding Verint or its products. If you are a member of an outside organization, unless you are serving in accordance with applicable law, you must remove yourself from discussing or voting on any matter that involves the interests of the Company or its competitors. You must obtain approval from the Chief Compliance Officer prior to serving on a board or committee of a public company or any company that is a competitor, supplier, or vendor or that may otherwise adversely affect a legitimate interest of Verint. You must obtain approval from the Chief Compliance Officer prior to acting as a representative of Verint on any board or committee of any outside organization. Political Conflicts of Interest Verint neither encourages nor discourages its employees’ participation in the political process. It is your responsibility to comply fully with all laws and regulations related to political contributions and interaction with government officials, including lobbying. Your personal political contributions and activities must be kept separate from the Company. If you make political contributions, you may not refer in any way to your employment or use the Company’s assets, including its name, in connection with your contributions, unless required to do so by law. In all instances where an actual conflict of interest or an appearance of a conflict of interest exists, you must disclose the nature of the conflict to the Legal Department for interpretation and resolution.

Page 14 We obtain appropriate written permission to address conflicts of interests in some instances. You must immediately notify the Chief Compliance Officer if a member of your immediate family enters into any kind of employment, business, ownership, or consulting relationship with a Verint vendor, supplier, or customer where such relationship may cause a conflict of interest. This is simply a precaution to help ensure that Verint employees avoid conducting Verint business with members of their families or others with whom they have a significant personal relationship unless they have disclosed such relationship to the Company. We do not, directly or indirectly, pay bribes, kickbacks, and other improper payments. Bribes, kickbacks, payoffs, and similar payments are unethical and illegal and in direct conflict with the values of the Company. You are not permitted to make or authorize any offer, payment, promise, or gift that is intended or appears to influence any person or entity to award business opportunities to the Company or to make a business decision in Verint’s favor. You are not permitted to accept any offer, payment, promise, or gift from a third party that is intended or appears to influence the Company to award business opportunities to that third party or to make business decisions in that party's favor. We are careful in our relationships with departing and former employees. You may not provide Verint non-public, proprietary, or confidential information to former employees unless the appropriate confidentiality obligations are in place and approved by the Legal Department. If a former employee solicits this information from you, you must notify the Legal Department immediately. You may not rehire a former employee or engage that employee as an independent contractor or agent for Verint unless you have obtained approval from the Human Resources Department. You may not purchase products or services on Verint’s behalf from a former employee unless you have disclosed it to the Legal Department and it is in compliance with Verint’s policies regarding requisitions and incurrence of expenses. Certain former employees may have information from which they or their new employer can unfairly benefit. If you suspect this is the case, you should consult with the Legal Department. Avoiding conflicts of interest means avoiding situations that create or appear to create a conflict between personal and Company interests.

Page 15 We do not allow gifts or entertainment to influence decision making. Verint competes on the merit of its products and services and not through gifts, entertainment, or other business courtesies. In appropriate circumstances, business gifts and entertainment can build goodwill, but they can also create the perception of a conflict of interest that can undermine the integrity of these relationships. Therefore, you must follow all applicable laws and Company rules and procedures in this regard. Failure to follow these provisions can harm Verint’s reputation or result in fines or criminal penalties. In all cases, use good judgment and, when in doubt, ask your supervisor or consult with the Legal Department. As a general rule, giving and receiving gifts and entertainment should only be done as part of extending a business courtesy and not for influencing a business decision. We understand that “favors, gifts, and entertainment” is defined broadly. Favors, gifts, and entertainment means anything of value, including promotional trinkets, food, beverages, and tickets to cultural or sporting events that you or someone in your family or household or a person with whom you have a close personal relationship either gives or receives. It can include meals, lodging, discounts, loans, cash, services, equipment, prizes, products, transportation, use of vehicles or vacation facilities, home improvements, tickets, gift cards, certificates, and favorable terms on a product or service. It can also include stocks or other securities, including an opportunity to buy “direct shares” (also called “friends and family shares”) in any company with a connection to Verint. These are just examples; the list of potential favors, gifts, and entertainments of value is impossible to specify in advance. Entertainment includes meals and cultural or sporting events that you attend with a customer or business provider. If you do not attend the event with the customer or business provider, the tickets to such an event are not entertainment, but rather gifts, which are subject to the gift restrictions in this Code. Whether a gift or entertainment is appropriate can depend on a variety of facts and circumstances, as described below. When in doubt or if you are unsure as to whether something is appropriate, contact your supervisor or a Compliance Facilitator. We understand that there are differences between what may be appropriate with commercial companies and with governmental entities. The occasional exchange of favors, gifts, or entertainment of nominal value with employees of a nongovernmental entity is acceptable, unless the recipient’s employer forbids the practice. If you are unsure whether an entity is government owned, contact your regional Legal Department. Remember, any courtesy you extend must always comply with Verint policies and the policies of the recipient’s organization; those with whom we do business should understand our policy, as well. We give or receive gifts and entertainment only as a business courtesy and not to influence business decisions.

Page 16 Favors, gifts, and entertainment offered to or accepted by you or your family members fall into three categories: Acceptable. The following describes what is considered generally acceptable and requires no approval:   Favors or gifts with a nominal market value and, if multiple gifts from a single source, a nominal aggregate value.   Occasional meals with a business associate that follow the Verint Global Travel and Entertainment Policy.   Occasional entertainment (for example, attendance at sports, theatre, or other cultural events) valued at a modest value and with a related business purpose. It is not permissible to accept entertainment gifts that you are not attending with a member of the giver’s organization, unless the entertainment is of a modest value and the gift was made in furtherance of the mutual general business relationship. Inappropriate. Some types of favors, gifts, or entertainment are simply wrong, either in fact or appearance, and are never permissible. You and members of your immediate family may never:   Offer or accept favors, gifts, or entertainment that would be illegal.   Offer or accept cash or cash equivalent, including loans, stock, stock options, bank checks, travelers’ checks, money orders, investments securities, or negotiable instruments. Gift cards may be appropriate if they are for a nominal amount.   Offer or accept gifts or entertainment that is unrelated to business discussions during a tender or competitive bidding process.   Incur an expense on behalf of a customer, vendor, or supplier that is not recorded properly within Verint’s accounting records.   Offer, accept, or request anything, regardless of value, as part of an agreement to do anything in return for favors, gifts, or entertainment.   Use your own money or resources to pay for favors, gifts, or entertainment for a customer, vendor, or supplier.   Offer, accept, or participate in favors, gifts, or entertainment that would otherwise violate our commitment to diversity and mutual respect. Questionable. Ask your supervisor or the Compliance Facilitator for guidance on anything that does not fall into the Acceptable or Inappropriate categories or if you are unsure that the dollar value is appropriate. We follow Company guidelines when rewarding our employees. Recognition and Company awards for employees (other than bonuses or other bona fide compensatory payments) may be awarded only via HR-approved reward and recognition programs.

Page 17 We maintain appropriate financial records regarding gifts and entertainment. The appearance of influence must always be considered when accepting any business courtesy, such as a gift or entertainment, regardless of value. For any type of business courtesy, you may never use your own money or resources to do something that is prohibited with Verint’s resources. In addition, when you offer gifts or provide entertainment to others consistent with this Code, you must also ensure that these courtesies are properly reflected on Verint’s books and records. Because of tax and other legal reporting rules, it is essential that you accurately report expenditures for favors, gifts, or entertainment that you give to customers as part of your Verint employment, and that you follow the Verint Global Travel and Entertainment Policy, as well. Reports should accurately state the purpose of the expenditures, the identities of the individuals receiving the favors, gifts, or entertainment, and whether such individuals are public sector officials or employees. We only conduct raffles and giveaways in compliance with applicable laws. Raffles and giveaways that are fair, nondiscriminatory, and conducted in a public forum for all to see and understand are typically permitted, but must be reviewed and approved by the Legal Department in advance. We obey all laws and requirements when interacting with government officials. It is important to remember that special rules apply to government officials. Laws, rules and regulations concerning appropriate gifts and entertainment for government employees are complex and can vary depending on government branch or jurisdiction. All Verint employees who interact with government officials on Verint’s behalf are responsible for complying with applicable laws and regulations. We follow all rules for dealing with foreign officials. The FCPA and other countries’ laws restrict the exchange of gifts and entertainment with foreign officials. Before offering meals, gifts, gratuities, entertainment, or anything of value to any foreign government personnel, official, political party, party official, or candidate, you must consult in advance with the Legal Department to make sure that you are in compliance with applicable US and local laws and Verint standards. We understand that it may be appropriate to return gifts in certain circumstances. If a gift is not within the requirements of this Code, you must return the gift with an explanation that Company standards do not permit you to accept such gifts. In the event that returning such gift would be considered discourteous and not in accordance with local custom, accept the gift on behalf of the Company and treat such gift as an asset of the Company. If returning a perishable item is not feasible, it shall be anonymously donated to charity or accepted on behalf of Verint and put in a common area to be shared among employees in the office. We check with our supervisor or Compliance Facilitator when unsure whether a gift is appropriate or too costly to give or accept.

Page 18 We are careful when giving gifts outside of the workplace. Employees who are personal friends of customers or business providers might wish to exchange gifts outside of the workplace for appropriate events (such as a wedding or baby shower). These exchanges are acceptable so long as they are infrequent (limited to special occasions), disconnected from any work activities, and disclosed to a supervisor beforehand to ensure that they do not improperly influence or appear to influence business decisions. We make sure that we understand the laws and customs of foreign countries. We must abide by the laws, rules, and regulations of countries in which we do business. We are committed to following not only US laws that deal with foreign business transactions (such as the FCPA), but also with the laws of the host countries in which we operate. Cultural differences and local customs or laws may raise issues. If you are unfamiliar with the requirements of the local country, you should review this section and discuss these issues with your supervisor and the Legal Department prior to engaging in any international business. In some countries, local customs may call for the exchange of expensive gifts — often, items of some cultural importance — as part of the business relationship. In these situations, gifts may be accepted only on behalf of Verint and not as an individual. Additionally, these gifts must be maintained for the benefit of the Company in a manner approved by your local Human Resources Department or Compliance Facilitator. The foreign company’s gift policy regulations must be observed. In all cases, the exchange of gifts must be conducted so that there is no appearance of impropriety. Gifts may only be given in accordance with all applicable laws, including the FCPA.

Page 19 We are accurate and ethical with our finances. As Verint employees, we have an obligation to promote integrity and transparency throughout the organization, with responsibilities to stakeholders inside and outside the Company. While there are special ethical obligations that apply to employees with financial reporting responsibilities, we all have the obligation to be accurate and ethical with Verint’s finances. It is Verint’s policy to accurately and fairly disclose the financial condition of the Company in compliance with the applicable accounting principles, laws, rules, and regulations, as well as Verint’s applicable policies and procedures, and to make full, fair, accurate, timely, and understandable disclosure in our periodic reports filed with the Securities and Exchange Commission and in other communications to securities analysts, rating agencies, lenders, tax authorities, and investors. Honest and accurate recording and reporting of information are critical to our ability to make responsible business decisions. Verint’s accounting records are relied upon to produce reports for the Company’s management, rating agencies, investors, creditors, governmental agencies, and others. Our financial statements and the books and records on which they are based must accurately reflect all corporate transactions and conform to all legal and accounting requirements and our system of internal controls. We create accurate records. All assets, liabilities, revenues, expenses, and business transactions must be completely and accurately documented and recorded on Verint’s accounting books and records, in accordance with applicable laws, generally accepted accounting principles, and established Verint accounting and financial policies and procedures. Budget proposals and economic evaluations must fairly represent all information relevant to the decision being requested or recommended. No secret or unrecorded cash or other assets will be established or maintained for any purpose. Verint shall advise customers and suppliers of errors and promptly correct the error through credits, refunds, or other mutually acceptable means. The retention and proper disposal of records and data shall be in accordance with Verint’s policies and procedures, as well as applicable legal requirements. We promote transparent and complete disclosure. Verint is committed to transparency in financial reporting to enhance investors’ understanding of our business and facilitate informed investment decisions. All disclosures made in financial reports and public documents filed with the Securities and Exchange Commission and other public communications must be complete, accurate, timely, and understandable. We all have the obligation to be accurate and ethical with Verint’s finances and financial records.

Page 20 We cooperate with our auditors. To ensure accurate reporting, Verint employs both internal and outside auditors. You must cooperate with and not attempt to improperly influence any external or internal auditor during his or her review of any aspect of the Company under their review. Failure to cooperate with any audit or related investigation will result in discipline, up to and including termination. We accurately report our expenses. When incurring expenses in the course of your duties as a Verint employee, you are expected to act responsibly and in the best interests of the Company. You must use your own good judgment to ensure that Verint receives good value for expenditures. You must comply at all times with Verint’s policies regarding the incurrence of expenses, including the Verint Global Travel and Entertainment Policy, as well as applicable Purchasing and Accounts Payable requirements. Expenses must be incurred and expense reports completed in accordance with the Verint Global Travel and Entertainment Policy. All charges on Company credit cards must be paid on time, and Company credit cards must not be used to incur personal expenses under any circumstances. Any penalties for failure to pay or late payment of Company credit cards shall be the personal responsibility of the employee. Management must review and authorize all purchasing and expense related items in accordance with the Verint Signature Authority and Legal Review Policy and other applicable approval policies and procedures. No request for expenditure shall be approved with the understanding that the funds will be, or have been, used for a purpose other than what is described. No supervisor shall engage in practices intended to circumvent Verint’s management authorization process, such as requesting a subordinate to incur and submit expenses on their behalf. We retain documents in accordance with Company policies and applicable law. Company records must be retained according to applicable laws. You may never destroy, alter, mutilate or conceal any record if you have been directed to retain it or if you know, contemplate, or reasonably believe that there is a possibility of any litigation or internal or external investigation concerning that record. If any person directs you to violate this policy, you must immediately contact the Legal Department and use all reasonable measures to protect the record. We do not falsify or alter records. You may not, under any circumstances, falsify or alter records or reports, prepare records or reports that do not accurately or adequately reflect the underlying transactions or activities, or knowingly approve such conduct. We use our own good judgment to ensure that Verint receives good value for expenditures, and we incur expenses in accordance with Verint policies.

Page 21 Examples of prohibited practices include, but are not limited to:   Making false or inaccurate entries or statements in any of Verint’s books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity   Manipulating books, records, or reports to intentionally hide or misrepresent the true nature of a transaction or activity   Failing to maintain books and records that completely, accurately, and timely reflect all business transactions   Maintaining any undisclosed or unrecorded Company funds or assets   Using funds for a purpose other than the described purpose   Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction Every Verint employee, officer, and director must be prepared to certify that their behavior supports accurate public disclosure/financial reporting and that they have not engaged in any practices or activities that would compromise the accuracy and integrity of our financial reporting. We adhere to a Financial Code of Conduct specifically for our CEO, CFO, and Finance Department. Because of their position, special ethical obligations exist for employees with financial reporting responsibilities. Our Chief Executive Officer, Chief Financial Officer, and Accounting and Finance Department employees have a special responsibility. In addition to adhering to the other requirements of this Code, they must also adhere to the following principles and foster a culture throughout the Company that helps to ensure the fair and timely reporting of Verint’s financial results and condition. To that end, the CEO and all members of Verint’s Finance Departments are bound by the following Financial Code of Ethics, and each agrees that he or she will in his or her capacity as a Verint employee:   Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.   Provide information that is accurate, complete, objective, relevant, timely, and understandable to help ensure full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, government agencies and provides in other public communications.   Comply with the rules and regulations of federal, state, provincial, and local governments and other appropriate private and public regulatory agencies.   Act in good faith, responsibly, with due care, competence, and diligence, and without misrepresenting material facts or allowing their independent judgment to be subordinated.   Respect the confidentiality of information acquired in the course of doing their work, except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of their work will not be used for personal advantage.   Share knowledge and maintain skills important and relevant to stakeholders’ needs.   Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment, and in the community.

Page 22   Achieve responsible use of and control over all assets and resources employed or entrusted to them.   Promptly report to the Vice President Internal Audit, Chief Financial Officer, Chief Legal Officer, or chairman of the Audit Committee any conduct that they believe to be a violation of law, business ethics, or any provision of the Company Code of Conduct, including transactions or relationships that could reasonably be expected to give rise to such a conflict. We report audit and accounting concerns. Verint’s Audit Committee has adopted procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, or auditing matters. If you are uncomfortable reporting any concern about questionable accounting or auditing matters to your supervisor or the Human Resources or Legal Department, where permitted by local law, you may call the Verint Ethics Hotline and request that your call be routed directly to the Audit Committee. Where permitted by local law, you may make such reports anonymously.

Page 23 What is Proprietary Information? Proprietary information includes, but is not limited to:   Software programs   Source and object code   Trade secrets   Engineering drawings   Customer lists   Ideas   Techniques   Know-how   Processes   Inventions (whether patentable or not)   Any other information of any type related to designs, product specifications, product roadmaps, configurations, manufacture, assembly, installation, marketing, pricing, customers, Company financial information, salaries, terms of compensation, and benefits of Verint employees, and costs or other financial data, including unannounced press releases, acquisitions, and mergers, concerning Verint or our operations We disclose or share Verint intellectual property, proprietary information, & assets only when authorized & only in compliance with Verint policy. Verint’s proprietary information reflects our innovation and passion regarding the products and services we offer, and is one of our most important assets. Our creativity and innovative ideas make significant contributions to Verint’s continued success in the marketplace. We are encouraged to use our skills and knowledge to develop new and improved products and services and to discover new and improved ways to do our work. Our success depends on protecting our intellectual property, which includes inventions, discoveries, improvements, ideas, computer programs, source codes, patents, trademarks, copyrights, and proprietary information. We safeguard Verint proprietary information and intellectual property. We adhere to the Verint Proprietary Information and Intellectual Property Policy for identifying, using, protecting, and disclosing Verint proprietary information and intellectual property.   Proprietary or confidential information may be shared only under appropriate non-disclosure provisions and only when authorized. Before exchanging any confidential or proprietary information with a customer, vendor, partner, reseller or consultant, you should contact the Legal Department for the Verint approved Non Disclosure Agreement (“NDA”) and seek authorization from management to enter into the same with a third party. Even if there is an active NDA of sufficient scope to protect the subject matter being disclosed, disclosure should be as necessary to further the relationship or on a need-to-know basis. As appropriate, consult with the Legal Department to review proposed disclosures.   We do not discuss Verint business in public or non-secure places.   We do not leave computers or laptops “unlocked” or screens open for viewing by unauthorized individuals or third parties or disclose passwords to such persons.   We only disclose nonpublic Company information to employees who have demonstrated a legitimate, business-related need for the information.

Page 24   We never disclose non-public Company information in Internet forums (including blogs, chat rooms or electronic bulletin boards) or to selected shareholders or financial analysts, nor do we participate in such forums with respect to Verint. For further information, see the section We protect Verint’s assets and resources from misuse, abuse, destruction, or inappropriate disclosure.   We do not release nonpublic Company information to the public or third parties unless specifically authorized. For more information, see the section We do not speak on behalf of Verint unless authorized.   When making authorized disclosures, presentations, etc., we follow Verint guidelines and policies for marking and protecting Verint’s proprietary information and intellectual property. See the Verint Proprietary Information and Intellectual Property Policy for further guidance. We protect and safeguard Verint’s intellectual property by adhering to applicable Verint policies governing the development and sharing of Verint intellectual property, including the Free or Open Source and Third Party Software Policy.   Royalty arrangements: Extending the right to use Verint intellectual property within a third party’s products must be reviewed and approved by the Sales, Engineering, Finance, and Legal Departments. Requests to use a third party’s intellectual property within Verint products require approval from the Engineering, Finance, and Legal Departments. In the event that a vendor requests to use a project or implementation at Verint as part of a case study of official, non-confidential material, you should contact your supervisor for approval.   Free or Open Source Software: We permit use of open source code in accordance with Verint’s applicable policies regarding use of open source. These policies generally permit such usage, particularly so long as it does not affect Verint’s intellectual property rights or unduly increase our liability. Therefore, before pursuing or entering into free or open source software agreements, engineers or others must seek approval from Engineering management and the Legal Department, as required by these policies.   We exercise special care to prevent the disclosure of potentially patentable ideas to parties outside the Company, other than outside patent attorneys retained by the Company.   We promptly disclose all discoveries, inventions, and improvements, patentable and unpatentable, to our supervisors and the Legal Department within 30 days of conception or first reduction to practice. Our proprietary information and intellectual property are among our most important assets. Our success largely depends on protecting them.

Page 25   Our inventors must execute, acknowledge, and deliver to the Company documents as may be necessary or desirable to obtain, convey, and record ownership of all inventions, discoveries, patents, or patent applications to the Company. Employees who enter into consulting or other agreements with parties outside of the Company that require assignment of ownership rights in intellectual property (assuming such arrangements are otherwise permissible) are cautioned that conflicting interests may arise. Any such outside arrangements must be approved by the Legal Department, and the Legal Department must be notified of any patents or inventions arising from external consulting agreements.   We respect valid patents, copyrighted materials, and other protected intellectual property of others.   We exercise special care when dealing with requests from outside groups. For guidance on dealing with external questions and requests, see the section We do not speak on behalf of Verint unless authorized. Our obligation to protect Verint intellectual property, proprietary information, and assets continues, even if we leave our employment with Verint. Your obligation to abide by certain Company standards exists even after your employment ends. When leaving Verint, you must return all Verint property in your possession, including all records and equipment.

Page 26 We protect Customer and Personal Information. A foundation of our Verint values, our integrity in the marketplace is a key component of our reputation for trustworthiness and service. We respect the confidential nature of the businesses in which our customers are engaged. We also require our employees to protect Personal Information (as defined below) that they may receive about other Verint employees, individuals associated with customers, or other third parties. We protect Customer Information and communications. Customer Information is confidential and proprietary information of our customers. It should be treated at least as carefully as Verint treats its own confidential and proprietary information. You must not use, access, or disclose Customer Information, except as authorized. Confidential information should be considered broadly and includes any item or matter as to which the Company is obligated or reasonably expected to maintain confidentiality (pursuant to an NDA or otherwise). It includes, without limitation, Personal Information, customer financial information, product configuration, information regarding the customer’s IT infrastructure, payment or account information, and non-public information regarding the customer’s business, products or services, etc. We protect Personal Information. In the course of your work for Verint, you may obtain Personal Information (as defined below). You must not use, access, or disclose such Personal Information, except as authorized. Personal Information is any information that can be used to identify any individual. For example, Personal Information includes an individual’s name, address, email address, telephone or facsimile number, Social Security number (“SSN”) or other government identification number, date of birth, financial information (including credit card, debit card and other financial account number), medical and health information, background information, and/or parent’s surname prior to marriage. Personal Information may relate to any individual, including Verint employees, individuals associated with customers, and other third parties. Verint Privacy Principles We adhere to the privacy principles below:   We obtain and use Customer and Personal Information for business purposes only.   We limit access to and knowledge of Customer and Personal Information records to employees who need the information for legitimate business purposes.   All Verint employees are responsible for safeguarding individual Customer and Personal Information communications and information.   Verint complies with all applicable privacy laws and regulations wherever Verint does business. We obtain and use Customer and Personal Information for business purposes only. We do not disclose our customers’ identities or their confidential and proprietary information without proper authorization.

Page 27   We do not disclose the identity of our customers without proper internal and external approval and authorization.   When required by applicable law and/or contractual obligations, we keep the identity of customers, the existence of contracts, and their content confidential.   We follow Verint policies and applicable laws regarding customer marketing. Before using any Customer Information to market products or services or disclosing Customer Information to other companies for marketing purposes, you must follow all Verint policies and applicable laws and regulations regarding the use and disclosure of this information. Any customer marketing initiatives must be supervised and controlled directly by our Marketing Department. We abide by applicable law and maintain Verint standards while on customer premises. Verint expects employees to provide fair, honest, and respectful service at all times to all of our customers. We are each accountable for delivering that standard of service. For further information on your obligations regarding the workplace and applicable Company policies, please refer to the section We maintain an inclusive, fair, and healthy work environment. Remember, you should maintain Verint’s standards or more restrictive standards if required by our customer or partner (and not otherwise in violation of the Code), even if not operating on Verint premises. We keep our facilities, IT systems, and products secure. Maintaining the quality of our products and protecting our customers and each other includes taking all appropriate precautions to protect Verint’s systems and premises. For further information on how we protect our systems and premises, see the section We protect Verint’s assets and resources from misuse, abuse, destruction, or inappropriate disclosure.

Page 28 We do not speak on behalf of Verint unless authorized. We do not speak on behalf of Verint to the press, media, or any third party unless authorized to do so. Verint’s reputation as a company and a good corporate citizen is a key asset. We are responsible for protecting this asset. We do not disclose Customer Information to anyone, in particular third parties, without required approvals. See more about this topic in the section, We protect Customer and Personal Information. We follow guidelines regarding communications with the press, media, analysts, or other third parties. Requests and inquiries must be referred to the authorized groups described below. Verint Investor Relations handles communications related to Verint’s business, strategy, and financial performance and all contacts with the financial community. When in doubt, Investor Relations is the appropriate first step in considering how to respond to any third-party inquiry. The Marketing Department for each business division handles communications related to product and service offerings, focused on trade press and related interviews. However, these discussions should not cover subject matter that is the responsibility of Investor Relations, Legal, or Human Resources without the express prior approval of these other departments. The Legal Department handles contacts from outside attorneys, as well as federal and state legislative bodies and regulatory agencies. The Legal Department also responds to subpoenas, court orders, and criminal inquiries and interfaces with law enforcement on security matters, including emergency response. The Human Resources Department is responsible for services regarding current and former employees, including employment verification. Guidelines for Communications Outside of Verint   Never speak on behalf of Verint unless expressly authorized to do so. Also, do not assume that your communications will not be attributed to you.   Refer all press inquiries to Investor Relations or the head of Marketing for your business division.   Be sensitive to situations in which your identity as a Verint director, officer, or employee is known and may result in your being viewed as speaking on behalf of Verint. In those situations, you should make it very clear that the views you express are solely your own.   Never publicly disclose (in conversation, in chat rooms, via email, or otherwise) Verint’s confidential information or the confidential information of any customer or other third party.   Recognize that all unauthorized disclosures, even those made anonymously, constitute violation of Company policy and your confidentiality obligations, and could result in disciplinary action. We speak on behalf of Verint to the press, media, and third parties only when we are authorized to do so.

Page 29 We maintain ethical sales practices. We compete vigorously, independently, and fairly, basing our efforts on the merits of our competitive offerings. We sell our products and services honestly and do not pursue any sale that requires us to act unlawfully or in violation of these standards. Verint’s integrity in the marketplace is a key component of our reputation for trustworthiness and service. Verint customers expect and deserve fair, honest, and respectful service. You are accountable for your role in the delivery of that standard of service. We do not pursue sales that would direct customers to inappropriate or unnecessary products, nor do we misrepresent our products or capabilities or make commitments regarding future capabilities without proper authorization. We ensure that all charges are accurate and properly billed with respect to our customer contracts. In servicing customer contracts, you must make every effort to ensure that all charges are accurate and properly billed. You may not, without the customer’s consent and Finance and Legal written approval, shift costs between contracts, deviate from contract requirements by substituting products or services, or cause customers, partners, or resellers to incur inaccurate charges. We adhere to laws that apply when a government is our customer. When dealing with federal, state, and local government agencies (including foreign government agencies) that are customers, you must apply the same high standards of fairness and integrity that you employ with all customer contracts, and you must consult with the Legal Department to identify additional laws, regulations, and procedures that you must follow. We hold our partners, resellers, and agents to high standards We do not permit our partners to do indirectly what we are prohibited from doing directly. To the extent permitted by law and contractual provisions, we reserve the right to terminate relationships with partners whose behavior conflicts with the Code. We do not engage in anti-competitive practices, and we generally do not share confidential information with competitors. Competition laws, also known as antitrust laws, preserve fair, honest, and vigorous competition. While competition laws differ among countries, they generally prohibit similar conduct. We sell our products honestly and do not pursue any sale that requires us to act unlawfully or in violation of Verint standards.

Page 30 Agreements with Competitors Competition laws generally prohibit agreements and information sharing with competitors on certain sensitive matters because they may wrongfully restrict competition, including:   Pricing   Price changes   Discounts   Pricing methods   Costs   Warranties   Terms of sale   Marketing initiatives   Product plans   Employee information or compensation The foregoing is not an exhaustive list. Both express agreements and informal understandings between competitors may constitute illegal agreements. It is inevitable that you will meet competitors from time to time, attend the same industry conferences, or participate together in meetings of trade associations or standards organizations. In all contacts with competitors, do not discuss pricing policy, contract terms, sales, costs, profits, product plans, or any other confidential information. Because discussions of these subjects with a competitor can be illegal, if a representative of a competitor raises any of them, you should object, stop the discussion, and, if necessary, leave the meeting. You should report to the Legal Department any such incident immediately. Dealing with Customers The following guidelines provide a basic foundation to assist you in complying with antitrust laws in your unilateral dealings with customers:   Do not require customers, as a condition to doing business, to buy from Verint before Verint buys from them.   Do not require customers to take a product or service they do not want in order to get from Verint a product or service they do want.   Do not agree with a customer (reseller) to establish or fix the customer’s resale prices or other terms or conditions of sale. Competition laws are complex and the penalties for violations – for both companies and individuals – can be severe. If you are not sure how to handle an issue, discuss it with your supervisor, the Legal Department, or a Compliance Facilitator. We do not obtain competitive information through improper means. Verint has an obligation and is entitled to keep up with developments in our industry, including obtaining information about our competitors. We obtain information about our competitors through honest, ethical, and legal methods.

Page 31 We follow the Verint contracting approval process.   We do not enter into side letters or agreements (whether or not in writing); our contracts represent the complete agreement and must be formally amended for any modification.   We obtain proper approvals, authorizations, and signatures before finalizing quotes, commitments, and agreements.   We follow and adhere to the Verint Signature Authority & Legal Review Policy. We adhere to applicable laws when making any payments in foreign countries or to foreign officials. Payments we make in the course of doing business internationally must reflect the value of the services actually provided, be directed to proper business purposes, be made to legitimate business service providers, and meet the requirements of the laws of the US and of other countries in which we do business. One key law governing our conduct of business in other countries is the FCPA, which governs payments from US companies and some foreign companies to foreign government officials. Generally, it is a violation of the FCPA to make payments or related offers or to provide any other benefit to or for the benefit of a foreign official. Regardless of the particular customs of a foreign country, you must be particularly careful to follow Company standards, local laws, and US laws regarding doing business with non-US officials or their family members. You must never make payments to a third party that you suspect may be passed to officials outside the US or to other persons to improperly influence any person’s decision-making to secure, retain, or direct business for Verint. You must not use an agent to make any payment that Verint itself cannot make. Whenever you retain any agent in connection with foreign business, you must make sure that you can properly trace any funds provided to the agent to ensure that they are not used to make improper payments to government officials or their representatives. Facilitating Payments Often, in business transactions and operations in foreign countries, companies are called upon to make payments to expedite or “facilitate” routine government actions (for example, obtaining utility services or visas, clearing customs). In some cases, these payments may be appropriate; in others, they may violate local law or the FCPA. You should review with the Legal Department the types and amounts of such payments that may be required by your contract and you should obtain specific approval from the Legal Department before making any new or unusual payment. Payments to Contractors Payments to contractors (including agents, marketing representatives, and consultants) must be made in accordance with the terms of their contracts, which must be in writing. Prior to entering any contract with a foreign party, you should review it with the Legal Department. Contracts that provide for payments to parties other than the contracting party are generally not acceptable.

Page 32 Record Keeping In order to comply with the FCPA’s record-keeping requirements, you must deny requests from foreign parties to vary the terms of contracts by:   Increasing or decreasing agreed amounts on any invoice if such a request is contrary to Verint’s standards, procedures, or applicable laws; or   Submitting multiple invoices if you suspect such invoices may be used in a manner contrary to Verint standards, procedures, or applicable laws or may be otherwise used improperly. Commissions and other fees paid must be reasonable and customary and may not exceed legal limits in the locality where they are paid. Verint is required to accurately record information regarding payments, including the amount and recipient. These record-keeping requirements apply to any agents or consultants who represent Verint. This means that you must ensure that Verint and any agent or consultant who acts on Verint’s behalf properly document all transactions and maintain accurate information with respect to the amount and ultimate recipient of contract payments, commissions, and other payments.

Page 33 As a global company and good corporate citizen, Verint complies with the law in the jurisdictions in which we operate. It is our policy that directors, officers, employees, and others acting on behalf of Verint comply with all applicable governmental laws, rules, and regulations that affect our business and the performance of their jobs. We understand that the Code is not exhaustive, and we must be mindful of the laws where we do business. Because we operate in a number of countries, we must be mindful of our legal obligations in each country; legal standards are likely to vary from country to country. If you are in doubt or have a question about the legal requirements in a particular situation, you should contact a member of the Legal Department. Further, it is the responsibility of each of us to make sure we are informed about applicable legal requirements in a given situation. Throughout this Code, we have discussed certain legal requirements in situations such as:   Environmental, health and safety laws and regulations   Maintenance of an appropriate work environment   Antitrust/competition laws   Gifts and entertainment   FCPA   Protection of intellectual property and confidential information   Conflicts of interest   Financial reporting and external communications   Sales practices The Code is not intended to be an exhaustive discussion of every legal requirement, and the absence of guidance in this Code about a particular legal requirement should not be interpreted to mean that a particular act is acceptable or permissible. In addition to the areas mentioned above, there are other requirements with which each of us needs to be aware and compliant. A few examples are presented below. In addition to these brief descriptions, please familiarize yourself with other policies and procedures that the Company has adopted, or may adopt in the future, regarding these topics and others. We understand that economic sanctions and embargoes restrict us from doing business with certain countries and groups throughout the world. Federal law makes it illegal for a US company or person to engage in any transaction (sales, donations, contributions, vendors, procurement, settlements, debt obligations, etc.) with a number of designated countries, or with certain parties anywhere in the world; for example, groups that support terrorism. To ensure that Verint follows these laws, you must check with the Legal Department prior to initiating any business relationship in a country in which Verint has not previously done business.

Page 34 We understand that our products are subject to certain US and non-US export laws and regulations. Verint has operations in many countries and sells its products and services into over 150 countries. Our products and services are subject to both US and non-US export laws and regulations. Products and services should be thought of broadly in connection with export control laws and can include technical data, customer support, consulting services, and marketing materials. Further, export laws need to be considered when delivering software, services, patches, updates, maintenance or support via telephone, email, the Internet, our website, or other electronic delivery mechanism. Any transaction crossing national borders implicates the export laws, including intercompany transactions, and, in some cases, even transactions within the borders of a single nation that involve citizens of different countries. In addition, transactions with customers are not the only focus; we must be cognizant of the issues raised by transactions with business partners, resellers and agents, suppliers, and as noted above, even intercompany transactions. In that regard, export authorization from, or filings with, US and non-US governments may be required before we export, re-export, or ship our products and services. It may be illegal not to receive the appropriate authorization or make the applicable filings. Serious penalties are possible for failing to comply with export control laws. Any questions regarding export compliance should be directed to the Legal Department. We understand that we may only trade in Verint securities in compliance with insider trading laws and Verint’s insider trading policy. It is our policy that no director, officer, consultant, or employee of Verint who is aware of material nonpublic information relating to Verint may, directly or through family members or other persons or entities, (a) buy or sell securities (including the purchase or sale of puts, calls and options) of Verint or engage in any other action to take personal advantage of that information; or (b) pass that information on to others outside Verint, including family and friends. Directors, consultants, or employees of Verint who, in the course of working for Verint, learn of material nonpublic information about a company with which Verint does business, including a customer or supplier of Verint, may not trade in that company's securities until the information becomes public or is no longer material. As noted above, employees are not only prohibited from buying and selling Verint securities when they are in possession of material, nonpublic information, but also from passing information along to others who then trade in Verint securities. Besides being considered a form of insider trading, tipping is also a serious breach of corporate confidentiality. As a global company and good corporate citizen, we are mindful of our legal obligations in each country. We comply with all applicable governmental laws, rules, and regulations that affect our business and the performance of our jobs.

Page 35 There are extensive and complex rules relating to insider trading, and you should refer to the Verint insider trading policy, Securities Trades by Company Personnel, for further guidance. An online training course is also available to further your understanding of insider trading rules. We use Verint’s approved, automated shipping systems to comply with Customs laws, regulations, and policies for international shipments. Accurate Customs information on shipping documents is required for all international shipments. Employees must not initiate shipping documents outside of the approved, automated shipping systems. We protect our legal rights. Verint reserves the right to contact legal authorities if it believes that a crime has been committed by a current or former employee relating to their employment.